Company Contact:
Mr. Darcy Zhang, Corporate Secretary
Tel: +86-411-8259-5339
Email: darcy.zhang@chinaciwt.com
Website: www.chinaciwt.com

CCG Investor Relations:
Mr. Athan Dounis
Phone: +1-646-213-1916
Email: athan.dounis@ccgir.com
Website: www.ccgirasia.com

For Immediate Release

China Industrial Waste Management Announces Fiscal Year 2010 Financial Results

Dalian, China – April 13, 2011– China Industrial Waste Management, Inc. (OTCQB: CIWT) (“China Industrial Waste Management” or the “Company”), a leading environmental services and solutions provider in China, today announced financial results for the  fiscal year ended December 31, 2010.

Full Year 2010 Highlights
•	Revenues increased 106.2% to $21.8 million
•	Gross profit increased 97.7% to $12.6 million
•	Operating income increased 447.6% to $6.8 million
•	Operating margin increased to 31.3% from 11.8%
•	Net income attributable to the Company increased 129.8% to $4.5 million
•	Diluted earnings per shares increased 142.9% to $0.29 per diluted share
•	Operating cash flow increased 130.9% to $4.7 million
•	Working capital increased 306.9% to $6.7 million

"We are very pleased with our 2010 financial performance as we achieved strong growth in sales, profitability, EPS, and operating cash flow," said Mr. Jason Dong, the Company’s Chairman and Chief Executive Officer.  "Our business rebounded significantly in 2010 from the lows of 2009, a year where we were impacted by the global recession and slowdown in world trade.  In 2010, our customers increased their production volumes and their business with us, we added new customers as the manufacturing sector in Dalian continues to grow, our sludge treatment facility began contributing to our sales, and we received additional revenues from waste disposal operations related to the tragic oil spill in Dalian in June of 2010.  Importantly, we grew our bottom line and operating cash flow even faster than our top line at both the net income and EPS lines. Our increased profitability was the result of our strong sales rebound combined with the operating leverage of our business.  Overall, we are proud of our accomplishments in 2010 and believe we are on sound footing to continue our strong financial performance in 2011.”

Full Year 2010 Results

Revenues increased 106.2% to $21.8 million from $10.6 million in 2009.  The increase in revenues is mainly attributable to an increase in the Company's solid waste treatment business as production volumes from the Company's industrial customers continued to recover from the lows of 2009, the addition of new customers in 2010, additional revenue generated by the Company’s subsidiary, Dongtai Organic, from municipal sludge treatment, as well as sales of biogas (methane), a byproduct derived from sludge fermentation, and from revenues generated from the Company’s waste disposal operations in connection with the June 2010 oil spill in Dalian.

Revenues from service fees increased 114.6% to $14.9 million, or 68.3% of total revenues, from $6.9 million, or 65.6% of total revenues, in 2009.  Sales of recycled commodities increased 90.1% to $6.9 million, or 31.7% of revenues, compared to $3.6 million, or 34.4% of revenues, in 2009. The increase in sales of recycled commodities was attributable to higher selling prices and sales volume for these products.  The average selling price of cupric sulfate was approximately $1,723 per ton in 2010 as compared to $1,285 per ton in 2009, a 34% increase in average unit price. In addition, in 2010, revenues from the sale of methane gas generated $1.3 million whereas there were no sales of methane gas in 2009.

Gross profit increased 97.7% to $12.6 million from $6.4 million in 2009.  Gross margin was 57.9% compared to 60.4% in 2009. The decline in gross margin is primarily attributable to the additional overhead imposed by Dongtai Organic's sludge treatment operations, a business added in 2010, which has not yet reached full operating capacity.

Income from operations increased 447.6% to $6.8 million from $1.2 million in 2009.  Operating margin increased to 31.3% from 11.8% in 2009.  The increase in operating margin is primarily due to operating leverage from the Company's higher volume of sales.

Net income attributable to the Company increased 129.8% to $4.5 million from $2.0 million in 2009.  Diluted earnings per share increased 142.9% to $0.29 from $0.12 in 2009.

Financial Condition

As of December 31, 2010, the Company had cash and cash equivalents of $8.2 million compared to $11.4 million at the end of 2009.  The Company had working capital of $6.7 million, an increase of 306.9% compared to $1.7 million as of December 31, 2009.  Shareholder’s equity increased 20.4% to $41.6 million from $34.5 million at the end of 2009.  Operating cash flow increased 130.9% to $4.7 million compared to $2.0 million in the prior year period.

Business Outlook

The Company is currently building in Dalian one of the most advanced one-stop service centers for industrial solid waste treatment in China (the "Expansion Project"). The construction of this Expansion Project is now 90% complete and we expect it to become operational in the third quarter of 2011. Once fully operational, this new facility will increase our industrial solid waste treatment capacity to 114,000 tons per year, which is double our current treatment capacity.

For the first half of 2011, the Company expects revenues of between $10 million and $12 million and net income attributable to the Company of between $2.0 million and $2.5 million.

Mr. Dong concluded, "The industrial waste treatment business in China continues to show strength.  Environmental sustainability and more balanced industrial development are key priorities for the PRC government in the 12th Five-Year Plan.  The solid waste treatment business in China is still in the start-up stage and we believe we are well positioned to take advantage of very strong growth opportunities in 2011 and beyond.  We expect a surge in demand for sludge and other degradable waste treatment services as a result of a shortage in sludge treatment facilities. For example, in Liaoning Province there are currently 42 sewage treatment plants processing 4 million tons of waste water every day, and these sewage treatment plants generate approximately 1 million tons of sludge annually. Our Dongtai Organic facility is currently the only sludge treatment facility in Liaoning Province. We believe that the shortage of sludge treatment facilities in Liaoning Province is a representative example of a problem that exists at a much larger scale throughout China.

 “We are excited about our future opportunities and believe that we are poised to benefit from the rising demand for waste treatment in China. Supported by our state-of-the-art technology, we strive to become the leading industry player in Northern China. We expect the Expansion Project and other initiatives to contribute to our financial performance in fiscal 2011.”

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time on Thursday, April 14, 2011, to discuss its financial results for the fiscal year 2010.

To participate in this live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 275-8968. International callers should dial +1 (706) 643-1666. The Conference Pass Code is 53975142.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Thursday, April 14, 2011, at 10:00 a.m. Eastern Time. To access the replay, call (800) 642-1687. International callers should call +1 (706) 645-9291. The Conference Pass Code is 53975142.

About China Industrial Waste Management

China Industrial Waste Management is a leading environmental services and solutions provider in China.  The Company is based in Dalian, Liaoning Province, China and has been engaged in the industrial solid waste treatment business since 1991.  Today, the Company is the largest industrial solid waste management enterprise in northeastern China.  China Industrial Waste Management’s main businesses are industrial solid waste treatment and recycling, municipal sewage and sludge treatment, and environmental protection engineering.  For more information, please visit the Company’s website (www.chinaciwt.com).

Cautionary Statement Regarding Forward-Looking Information

This release may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain such words as “may,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, our actual performance may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: the timing and magnitude of technological advances; the prospects for future acquisitions; the effects of political, economic and social uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China, the possibility that a current customer could be acquired or otherwise be affected by a future event that would diminish their waste management requirements; the competition in the waste management industry and the impact of such competition on pricing, revenues and margins; uncertainties surrounding budget reductions or changes in funding priorities of existing government programs and the cost of attracting and retaining highly skilled personnel; our projected sales, profitability, and cash flows; our growth strategies; anticipated trends in our industries; our future financing plans; and our anticipated needs for working capital. Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

[Financial Tables Follow]

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
COMBINED AND CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2010	2009
Revenues
Service fees	$14,870,852	$6,928,840
Sales of recycled commodities	6,904,881	3,632,630
Total revenues	21,775,733	10,561,470

Cost of revenues
Cost of service fees	5,126,371	1,880,763
Cost of recycled commodities	4,044,794	2,304,936
Total cost of revenues	9,171,165	4,185,699

Gross profit	12,604,568	6,375,771

Operating expenses
Selling expenses	890,585	501,080
Research and development expenses	358,973	513,631
General and administrative expenses	4,542,354	4,117,034
Total operating expenses	5,791,912	5,131,745

Income from operations	6,812,656	1,244,026

Other income (expense)
Interest expense	(1,007,378)	(165,432)
Bank interest income	79,404	-
Other income	361,008	272,121
Other expense	(90,081)	(33,506)
Settlement expense	(439,821)	-
Gain on acquisition	-	614,397
Total other income (expense)	(1,096,868)	687,580

Net income before tax provision	5,715,788	1,931,606
Tax provision	(693,457)	49,976
Net income for the year	5,022,331	1,981,582

Net income attributable to the noncontrolling interest	(518,882)	(22,072)
Net income attributable to the Company	$4,503,449	$1,959,510

Foreign currency translation adjustment	1,023,004	63,216

Comprehensive income attributable to the Company	5,526,453	2,022,726
Comprehensive income attributable to the noncontrolling interest	820,455	22,072
Comprehensive income	$6,346,908	$2,044,798

Basic and diluted weighted average shares outstanding
Basic	15,330,028	15,269,062
Diluted	15,381,310	16,255,330

Basic and diluted net earnings per share
Basic	$0.29	$0.13
Diluted	$0.29	$0.12

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
COMBINED AND CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$8,163,880	$11,419,129
Notes receivable	86,364	335,780
Accounts receivable, net	5,731,847	2,021,421
Construction reimbursement receivable	-	846,270
Other receivables	359,383	91,872
Inventories	4,652,148	2,085,029
Advances to suppliers	1,624,433	800,694
Deferred expense	210,752	14,650
Related party receivable	291,552	-
Deferred tax assets	61,145	-
Total current assets	21,181,504	17,614,845

Long-term equity investment	151,515	87,900
Property, plant and equipment, net	32,384,139	32,319,145
Construction in progress	18,642,061	9,123,927
Land usage right, net of accumulated amortization	2,022,384	1,994,394
BOT franchise right	4,242,424	4,102,023
Deposits	77,152	-
Certificate of deposit	-	293,002
Restricted cash	1,788,510	96,707
Other assets	1,233,580	1,074,531
Deferred tax assets	504,017	377,381
Related party receivable	-	234,401
TOTAL ASSETS	$82,227,286	$67,318,256

LIABILITIES
Current liabilities
Short-term loans	$3,030,303	$6,739,038
Accounts payable	2,458,260	418,435
Tax payable	513,243	200,957
Advance from customers	610,508	544,125
Deferred sales	394,862	958,930
Accrued expenses	804,205	301,531
Construction projects payable	3,070,169	3,932,297
Other payable	836,141	235,211
Long-term loan-current portion	2,321,970	2,245,125
Related party payable	393,939	380,902
Total current liabilities	14,433,600	15,956,551

Long-term loans	17,964,962	13,755,512
Asset retirement obligation	571,109	610,445
Government subsidy	7,673,724	2,464,079
TOTAL LIABILITIES	40,643,395	32,786,587

EQUITY
Stockholders' equity of the Company
Preferred stock: par value $.001; 5,000,000
shares authorized; none issued and outstanding	-	-
Common stock: par value $.001; 95,000,000 shares authorized; 15,336,535 and 15,274,035 shares issued and outstanding as of December 31, 2010 and 2009, respectively	15,337	15,274
Additional paid-in capital	7,602,625	7,162,867
Deferred stock-based compensation	(653,494)	(884,139)
Accumulated other comprehensive income	3,349,296	2,326,292
Retained earnings	21,994,368	17,490,919
Total stockholders' equity of the Company	32,308,132	26,111,213
Noncontrolling interest	9,275,759	8,420,456
TOTAL EQUITY	41,583,891	34,531,669

TOTAL LIABILITIES AND EQUITY	$82,227,286	$67,318,256

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income attributable to the Company	$4,503,449	$1,959,510
Adjustments to reconcile net income to net cash provided by operating activities:
Nontrolling interest	518,882	22,072
Depreciation	2,285,399	1,041,869
Amortization	49,178	59,133
Amortization of deferred stock-based compensation	230,645	-
Bad debt allowance	118,858	18,929
Net loss from disposal of assets	14,785	-
Stock and warrant issued for settlement	439,821	-
Stock issued for service	-	68,939
Share-based payment	-	565,050
Accretion expenses	34,575	108,341
Government subsidy recognized as income	(193,381)	(175,051)

Changes in operating assets and liabilities:
Notes receivable	249,416	(335,544)
Accounts receivable	(3,830,348)	372,429
Construction reimbursement receivable	846,270	-
Other receivables	(267,511)	(16,722)
Inventories	(2,567,119)	94,215
Advance to suppliers	(103,641)	(249,483)
Deferred expense	(196,102)	2,928
Deposits	(77,152)	-
Other asset	(159,049)	(717,684)
Deferred tax assets	(187,781)	(377,116)
Accounts payable	2,039,825	(361,380)
Tax payable	312,286	(14,280)
Advance from customers	66,383	5,377
Accrued expense and deferred income	(61,394)	(72,077)
Other payable	600,930	22,057
Net cash provided by operating activities	4,667,224	2,021,512

Cash flows from investing activities
Consideration for acquisition	-	(2,371,646)
Investment in Xiangtan Dongtai	(63,615)	(87,839)
Purchase of property and equipment	(574,035)	(11,340,864)
Construction in progress	(9,927,518)	(3,406,899)
Purchase of intangible assets	(8,855)	(244,895)
Due from related party	-	(234,237)
Cash received from a third party to acquire additional equity interest in Sino-Norway	34,848	-
Certificate of deposit	293,002	(219,597)
Net cash used in investing activities	(10,246,173)	(17,905,977)

Cash flows from financing activities
Repayment of construction project payable	(862,128)	(806,937)
Proceeds from short-term loan	3,030,303	6,734,302
Repayment of short-term loans	(6,739,038)	(3,367,151)
Proceeds from long-term loan	6,060,606	16,103,767
Repayment of long-term loans	(2,245,125)	(114,373)
Proceeds from related party loan	-	102,479
Cash released from escrow account	-	750,000
Increase in Restricted cash	(1,691,803)	-
Subsidy received from government	5,319,478	1,392,514
Net cash provided by financing activities	2,872,293	20,794,601

Effect of exchange rate on cash	182,943	798,209

Net increase (decrease) in cash and cash equivalents	(3,255,249)	5,708,345

Cash and cash equivalents, beginning of period	11,419,129	5,710,784
Cash and cash equivalents, end of period	$8,163,880	$11,419,129

Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,331,739	$916,491
Income taxes	$681,187	$403,871
Non-cash investing and financing activities:
Stock and warrant issued for settlement	$439,821	$-
Share-based payment awarded by major shareholder to investor related to private placement	$-	$565,050
Contributed anaerobic fermentation equipment	$-	$292,796
Transfer of construction in progress to property, plant and equipment	$448,252	$7,361,262